Execution Version
LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Loan Agreement”) is made and entered into as of December 29, 2023 (the “Effective Date”) by and between EdgeCo, LLC, a Wyoming limited liability company (“Lender”), and DZS Inc., a Delaware corporation (“Borrower”), with respect to the following:

RECITALS

WHEREAS, Borrower has requested Lender to make a loan to Borrower to allow Borrower to fund certain of its working capital needs; and

WHEREAS, Lender has agreed to make the loan described in this Loan Agreement on the terms and conditions set forth in this Loan Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth in this Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows.

ARTICLE I
DEFINITIONS

Unless a particular word or phrase is otherwise defined or the context requires otherwise, capitalized terms used in this Loan Agreement shall have the meanings set forth below:

1.1.     Business. The term “Business” shall mean the business operations of Borrower offering access, optical, and cloud software and network innovations to communications service providers and businesses reasonably related, complementary or ancillary thereto.

1.2.     Business Day. The term “Business Day” shall mean any day on which banks are open for business in Orange County, California, other than Saturdays, Sundays, and legal holidays designated by federal law.

1.3.     Effective Date. The term “Effective Date” shall mean the date set forth in the preamble of this Agreement.

1.4.     Event of Default. The term “Event of Default” shall have the meaning set forth in Article 6 of the Loan Agreement.

1.5.     Indebtedness. The term “Indebtedness” means (a) indebtedness created, issued, or incurred by Borrower for borrowed money (whether by loan or the issuance and sale of debt securities), whether or not recourse is limited to specific assets of Borrower, including, without limitation, the Promissory Note; (b) obligations of Borrower to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising in the ordinary course of business as long as such trade accounts payable are not for borrowed money and are paid within 270 days of the date the respective goods are delivered or the respective services are rendered (unless such trade account payable is being contested in good faith and a sufficient cash reserve, in accordance with GAAP, has been established); (c) indebtedness of others secured by a lien on the property of Borrower, whether or not the indebtedness so secured has been assumed by Borrower; (d) obligations of Borrower in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of Borrower; and (e) indebtedness of others guaranteed by Borrower.

1.6.     Loan Documents. The term “Loan Documents” means all documents executed by Borrower for the benefit of Lender in connection with the Loan, but excluding the Warrant Agreement and the Registration Rights Agreement. The term “Loan Documents” includes, but is not limited to, this Loan Agreement, the Promissory Note, the Security Agreement, any other agreement designated in writing as a “Loan Document” by Borrower and Lender, and any future amendments or modifications hereto or thereto.

1.7.     Obligations. The term “Obligations” means the Borrower’s obligation to pay to Lender (a) any and all sums due Lender under the Loan or otherwise under the terms of the Loan Documents; (b) in the event of any proceeding to enforce the collection of the Obligations, or any of them, after an Event of Default, the reasonable expenses of any exercise by Lender of its rights, together with reasonable attorney fees, expenses of collection, and court costs, as provided in the Loan Documents; and (c) any other indebtedness or liability of Borrower to Lender, whether direct or indirect, absolute or contingent, now or hereafter arising, under the Loan Documents.

1.8.     Principal Balance. The term “Principal Balance” means the outstanding principal balance under the Loan or the Promissory Note from time to time, as evidenced in Lender’s account ledger on which the Principal Balance and all payments relating to the Loan shall be entered, which account ledger will be definitive as to the amounts outstanding absent manifest error.

1.9.     Promissory Note. The term “Promissory Note” means the promissory note in form and substance as attached as Exhibit A hereto.

1.10.     Security Agreement. The term “Security Agreement” means the security agreement in form and substance as attached as Exhibit B hereto.

1.11.    Warrant Agreement. The term “Warrant Agreement” means the warrant agreement in form and substance as attached as Exhibit C.

1.12.    Registration Rights Agreement. The term “Registration Rights Agreement” means the registration rights agreement in form and substance as attached as Exhibit D.

1.13    Restated Certificate of Incorporation. The term “Restated Certificate of Incorporation” means the Restated Certificate of Incorporation of Borrower, as amended through February 28, 2017, and as amended by (i) the Certificate of Amendment of Restated Certificate of Incorporation, dated August 26, 2020, and (ii) the Certificate of Amendment to the Restated Certificate of Incorporation, dated June 1, 2023, as the same may be amended or restated from time to time.

ARTICLE II
TERMS OF THE LOAN

2.1.     Nature of Facility; Use of Proceeds. Subject to the terms and conditions of the Loan Documents, including all conditions precedent set forth in Article 5, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender funds in the aggregate principal amount of $15,000,000 (the “Loan”). The duties and obligations of Borrower to repay the Loan shall be evidenced by this Loan Agreement, the Promissory Note, and the Security Agreement. In the event of any conflict in the terms of the Loan Agreement, the Promissory Note, or the Security Agreement, the terms of this Loan Agreement shall govern. The Loan shall be secured as provided in the Security Agreement. Borrower shall apply the proceeds of the Loan to pay down trade payables, general and administrative expenses of Borrower, and operating capital.

2.2.     Loan Term. The Loan term (the “Term”) shall be 36 months from the Effective Date.

2.3.     Interest Rate. The Principal Balance of all monies advanced by Lender under the Loan shall bear interest at a rate equal to 13% per annum compounded annually on the basis of a 365-day year, commencing on the Effective Date (the “Interest Rate”).

2.4.     Calculation of Interest. Interest shall accrue on the Loan on the basis of a 365-day year. Borrower agrees that any calculation of amounts accruing hereunder at the Interest Rate shall in each instance be made by Lender and shall, if determined in good faith, be conclusive and binding on Borrower in the absence of manifest error.

2.5    Origination Fee. Borrower shall pay Lender an origination fee of 2% of the principal amount of the Loan (the “Origination Fee”). The Origination Fee shall be withheld from the funds to be transmitted to the Borrower upon the Closing.

2.6    Transaction Expenses. Borrower shall pay Lender’s reasonable transaction expenses including the legal, due diligence, UCC-1 searches and filing, and other miscellaneous costs and expenses of the transaction not to exceed $100,000 (the “Transaction Expenses”). The Transaction Expenses shall be withheld from the funds to be transmitted to the Borrower upon the Closing.

2.7.    Payment. Payments on the Loan shall be interest only payments, payable monthly, on the first day of every month, in arrears, at the calculated Interest Rate for the Term, and the Principal Balance shall be due and payable at the close of the Term.

2.8.     Prepayment. Borrower shall have the right to prepay all or any portion of the Loan outstanding at any time; provided, however, if such prepayment is prior to the 18 month anniversary of the funding date, Borrower shall pay Lender a prepayment premium equal to 18 months’ calculated interest with any such Loan prepayment, minus the amount of interest actually paid prior to such prepayment, in each case in respect of the principal amount prepaid.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER

To induce Lender to make the Loan and to enter into the Loan Documents, Borrower makes the following representations and warranties, which shall be true and correct as of the date hereof and throughout the term of this Loan Agreement:

3.1.    Status of Borrower; Power and Authority. Borrower is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware. Borrower has the power to borrow and to execute, deliver, and carry out the terms and provisions of the Loan Documents. Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery, and performance of the Loan Documents and the borrowing thereunder.

3.2.    No Conflicts or Defaults. Borrower’s entry into this Loan Agreement and the other Loan Documents will not immediately, or with the passage of time, the giving of notice, or both, (a) violate the provisions of the Articles of Incorporation or Bylaws of Borrower; (b) violate any governmental laws or regulations applicable to Borrower; (c) result in a material default under any material contract, agreement, or instrument to which Borrower is a party; or (d) result in the creation or imposition of any security interest in, or lien, charge, or encumbrance on, any of Borrower’s assets.

3.3.     Litigation. Borrower is not subject to any order of, or written agreement or memorandum of understanding with, any governmental authority. As of the date hereof, except as previously disclosed to Lender in writing, to the best of Borrower’s knowledge, there are no actions, suits, claims, investigations, or proceedings pending at law or in equity or before or by any governmental authority or threatened in writing against Borrower or any of its assets or properties or the transactions contemplated by this Loan Agreement.

3.4.     Validity, Binding Nature, and Enforceability of the Loan Documents. The Loan Documents executed by Borrower constitute the legal, valid, and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

3.5    No Liens on Borrower Assets. The Borrower and each and every subsidiary of Borrower whose assets secure the Loan as more fully set forth in the Security Agreement (collectively, the “Securing Entities”) is the direct legal and beneficial owner of record of all of the Securing Entities’ assets as of the date of this Loan Agreement. Appropriate UCC, tax and judgment and other lien, property and title searches of public records with respect to the Borrower shall have been obtained by Lender and shall be satisfactory in all respects to Lender and its counsel. Borrower shall pay the cost of obtaining such searches.

ARTICLE IV
BORROWER’S COVENANTS

4.1.     Affirmative Covenants. Borrower covenants and agrees, during the Term of the Loan and while any Obligations are outstanding and unpaid, to perform all the acts and promises required by the Loan Documents and all the acts and promises set forth in Articles 4.1(a) through 4.1(d).

(a)     Payment and Performance. Borrower shall pay and perform all Obligations in full when and as due under the terms of the Loan Documents (taking into account notice requirements and applicable grace periods, if any), time being strictly of the essence.

(b)     Maintenance of Status. Borrower shall take all necessary steps to preserve its existence as a corporation, including, but not limited to, the payment and discharge of all taxes, assessments, and other governmental charges on Borrower or its assets before the date on which interest and penalties attach thereto. Borrower shall not materially change, dissolve, or liquidate the corporation, or the nature of its Business or operations during the term of the Loan as such Business and operations exist as of the Effective Date, without the prior written consent of Lender and except as previously disclosed to Lender in writing.

(c)     Financial Statements and Other Information. During the term of the Loan, Borrower shall furnish to Lender (1) as soon as available, but in any event within 45 days after the close of each quarter, other than the last quarter of the fiscal year of Borrower, commencing with the quarter ending March 31, 2024, unaudited condensed consolidated balance sheets of Borrower and its subsidiaries as of the end of such quarter, together with the related unaudited condensed consolidated statements of comprehensive income, stockholders’ equity and cash flows for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, which financial statements shall be certified by the Chief Financial Officer of Borrower as presenting fairly in all material respects, to the best of his or her knowledge, the financial condition and results of operations of the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP, subject to year-end adjustments and the absence of footnotes; and (2) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, the audited consolidated balance sheets of the Borrower as at the end of such fiscal year, together with the related audited consolidated statements of comprehensive income, stockholders’ equity and cash flows for such fiscal year, with the report of the Company’s independent registered public accounting firm of recognized standing;, which financial statements shall be certified by the Chief Financial Officer of the Borrower as presenting fairly in all material respects, to the best of his or her knowledge, the financial condition and results of operations of the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that (i) the foregoing obligations shall not apply until the Company has completed the restatement previously disclosed to the Lender in writing and is current with respect to the filing with the Commission of all Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and (ii) the certification by the Chief Financial Officer referenced above shall not be required with respect to financial statements filed with the Commission.

(d)     Further Assurances. Borrower agrees to execute such other and further documents as may from time to time in the reasonable opinion of Lender be necessary to perfect, confirm, establish, reestablish, continue, or complete the purposes and intentions of this Loan Agreement.

(e)    Board of Directors Seat. From and after the Effective Date until the Board Seat Termination Event, Lender shall be entitled, but not required to, designate for appointment by the Board of Directors of Borrower (“Borrower’s Board”) a nominee to serve as a member of Borrower’s Board (“Lender’s Nominee” and such designation right, “Lender’s Designation Right”); provided that Lender’s Nominee shall have the requisite skill and experience to serve as a director of a public company and Lender’s Nominee shall not be prohibited from serving as a member of Borrower’s Board pursuant to any rule or regulation of the Commission or the national stock exchange upon which Borrower’s common stock is then traded. Upon notification of the name of Lender’s Nominee, Borrower shall have 15 days to cause the Borrower’s Board to appoint Lender’s Nominee to Borrower’s Board, which appointment shall be for a class of directors to be designated by Borrower’s Board in accordance with the Restated Certificate of Incorporation, and to nominate Lender’s Nominee for re-election at the next annual meeting of Borrower’s stockholders following such appointment and each subsequent annual meeting at which the applicable class of directors are subject to re-election, and in each case, cause Borrower’s Board to recommend that the stockholders of Borrower vote in favor of the election of Lender’s Nominee. Lender’s Nominee shall be included under Borrower’s D&O insurance coverage and awarded equity and other compensation consistent with other independent directors of Borrower. Lender has the right to appoint alternative nominees in the event any Lender’s Nominee resigns from the Board of Directors of Borrower. Lender’s Designation Right shall continue until such date on which each of the following has occurred (i) the payment in full of the Obligations and (ii) Lender’s ownership of the common stock of Borrower, $0.001 par value per share (“Common Stock”), is less than 4.9% of the total outstanding Common Stock of Borrower; provided, however, that if after such date Lender exercises the Warrant in an amount that causes Lender’s ownership to exceed 4.9%, Lender’s Designation Right shall be reinstated until such subsequent time that Lender’s ownership of the Common Stock is less than 4.9% of the total outstanding Common Stock of Borrower.

4.2.     Negative Covenants. The Borrower covenants and agrees that, without the Lender’s prior written consent, from and after the Effective Date and until all the Obligations are paid in full:

(a)     Fundamental Changes. Borrower shall not, directly or indirectly, by operation of law or otherwise, merge or consolidate with any Person, liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution), or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person (it being acknowledged and agreed that any transaction previously disclosed to Lender in writing shall not constitute a sale of all or substantially all of Borrower’s assets); provided that (1) subsidiaries of Borrower may merge with and into Borrower; and (2) subsidiaries of Borrower may merge with and into other subsidiaries of Borrower, provided that the surviving subsidiary assumes the obligations of such non-surviving subsidiary under this Loan Agreement, if applicable. For purposes of this Article 4.2(a), “Person” means an individual, corporation, business trust, estate, trust, partnership, association, joint venture, or other legal or commercial entity.

(b)     Acquisitions. Borrower shall not acquire any businesses other than corporations or other entities in the same or similar business and Borrower shall be the parent or surviving corporation after giving effect to such acquisition. Notwithstanding the foregoing, Borrower shall not make any acquisition if an Event of Default has occurred and is continuing hereunder at the time of such acquisition.

(c)     Indebtedness. Borrower shall not, directly or indirectly, create or suffer to exist any direct, indirect, fixed, or contingent liability for, or incur, any Indebtedness in excess of $50,000 in the aggregate other than (1) accounts payable arising in the ordinary course of business; (2) other Indebtedness as disclosed to and approved by Lender; (3) the Obligations; (4) deferred taxes; (5) Indebtedness arising in the ordinary course of business not in respect of borrowed money (e.g., letters of credit, workers’ compensation, health, disability or other employee benefits, insurance premiums, rent expense, operating leases); (6) intercompany Indebtedness; (7) Indebtedness existing on the date hereof; or (8) Indebtedness of subsidiaries organized outside the U.S.

(d)     Liens. There are no currently existing or promised, and the Securing Entities shall not create or permit to exist in the future any, lien on any of their respective properties or assets to secure Indebtedness for borrowed money except (1) presently existing or subsequently created liens securing the Obligations or (2) liens granted to secure Indebtedness permitted by Article 4.2(c) hereof.

(e)     Restricted Payment. Borrower shall not (1) declare any cash dividend; (2) incur any other payment or distribution of cash or other property or assets in respect of the capital stock of Borrower other than stock dividends on common stock; or (3) make any payment on account of the purchase, redemption, or other retirement of the capital stock of the Borrower; provided, however, that the foregoing shall not prevent or prohibit Borrower from (i) purchasing shares of the common stock held by its employees, directors, or consultants on termination of their service with or to Borrower, for an amount not in excess of the price specified in the agreements entered into with such employees, directors, and consultants; (ii) purchasing its own shares after issuance thereof after the Effective Date in an aggregate amount equal to or less than the aggregate net proceeds from the issuance of such shares, provided that Borrower shall be in compliance with all of the covenants set forth in Article 4 hereof; (iii) repurchasing its own shares deemed to occur upon exercise of stock options or warrants if such repurchased shares represent a portion of the exercise price of such options or warrants; or (iv) repurchases of shares deemed to occur upon the withholding of a portion of the shares granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or upon vesting thereof).

(f)     Other Agreements. Except in connection with the prepayment in full of the Obligations, Borrower shall not enter into any agreement containing any provision that would be violated or breached by the performance of its obligations under this Loan Agreement or under any of the Loan Documents.

ARTICLE V
REQUIRED DOCUMENTS

As a condition precedent to all duties and obligations of Lender under the Loan Documents, Borrower shall have delivered to Lender the following:

5.1.     Authorizations. A certified copy of any consents and authorizations adopted by Borrower and its Board of Directors in a form reasonably acceptable to Lender, authorizing the transactions contemplated by this Loan Agreement and appointing an authorized signatory or signatories to execute all Loan Documents and any other documents connected with the Loan.

5.2.     Governing Documents. A copy of the Borrower’s Restated Certificate of Incorporation certified by the Secretary of State of Delaware, with any amendments thereto, and a copy of Borrower’s Bylaws, with any amendments thereto, certified by the President or Secretary of Borrower

5.3.     Officers’ Incumbency. A certificate of incumbency for the officers of the Borrower.
5.4.     Executed Loan Documents. Executed original of the Promissory Note, the Security Agreement, and all other Loan Documents, in form and substance satisfactory to Lender.

5.5    Executed Securities Documents. Executed original of the Warrant Agreement and Registration Rights Agreement.

5.6.     Other Documents. Such other documents as Lender reasonably may require.

ARTICLE VI
EVENTS OF DEFAULT

In addition to any occurrences described as an Event of Default in the other Loan Documents, the matters described in Articles 6.1 through 6.8 shall constitute Events of Default and shall entitle Lender to exercise the rights and remedies under Article 7 and under the other Loan Documents.

6.1.    Failure to Pay. Borrower’s failure to pay any sum of money owed to Lender in connection with the Obligations, whether principal, interest, penalty, premium, fee, charge, or assessment, as provided in the Loan Documents, on or before the close of business for Lender on the 10th Business Day after the date when due, time being strictly of the essence.

6.2.     Failure of Warranty or Representation to be True. The failure of any representation or warranty provided by Borrower in the Loan Documents to be materially true.

6.3.     Failure to Perform Affirmative Covenants; Violation of Negative Covenants. Borrower’s failure to perform any of the affirmative covenants provided in Article 4.1 or Borrower’s violation of any of the negative covenants set forth in Article 4.2; provided that such failure has continued for 30 Business Days after receipt of written notice thereof from Lender.

6.4.     Default Under Loan Documents. Borrower’s breach of any of the material terms, covenants, or conditions set forth in the Loan Documents; provided that such breach has continued for 30 Business Days after receipt of written notice thereof from Lender. The parties expressly understand and agree that a breach or default by Borrower under any of the Loan Documents and the expiration of all applicable cure periods shall be a breach or default by Borrower under all of the Loan Documents.

6.5.     Judgments. Borrower’s suffering uninsured final judgments for payment of money in a material amount (considering Borrower’s then current financial condition and the amount of the Principal Balance then outstanding), individually or in the aggregate, and Borrower’s failure to discharge the same within a period of 60 days, unless execution has been effectively stayed, whether by appeal, the posting of a bond, or otherwise.

6.6.     Borrower’s Involuntary Bankruptcy. Entry of a decree or order for relief, by a court having jurisdiction, against or with respect to Borrower in an involuntary case (or the failure of any such case to be dismissed within 90 days of its commencement) under federal bankruptcy laws or any state insolvency or similar laws requiring (a) the liquidation of Borrower; (b) a reorganization of Borrower or the Business; or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Borrower.

6.7.     Borrower’s Voluntary Bankruptcy. Borrower’s (a) commencement of a voluntary case under federal bankruptcy laws or any state insolvency or similar laws; (b) consent to the appointment for taking possession by a receiver, liquidator, assignee, custodian, trustee, or similar official for Borrower of any of its property; (c) making any assignment for the benefit of creditors; or (d) failing generally to pay its debts as they become due, either as to the amount of such debts or the number of such debts.

6.8.     Dissolution. Borrower’s commencement or becoming the subject of any dissolution proceedings; undertaking any action for the purpose of dissolving and winding up Borrower; or resolving to take or taking any action for the purpose of surrendering any right, license, franchise, or other incident of Borrower’s existence.

ARTICLE VII
REMEDIES

7.1.     Lender’s Specific Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender, in addition to any and all rights provided by law or equity, may:

(a) Accelerate and call due the unpaid Principal Balance of the Loan, and all accrued interest and other sums due thereunder;

(b) File suit against Borrower or any other party to any of the Loan Documents; and

(c) Exercise all other rights and remedies provided by this Loan Agreement or the other Loan Documents.

7.2.     Collection Costs. If suit or action is instituted to enforce any of the terms of this Loan Agreement or of any other Loan Documents, the prevailing party shall be entitled to recover from the other party its attorneys’ fees and costs in addition to all other sums provided by law.

7.3.     Notice of Default. Lender shall provide Borrower with (a) ten Business Days’ prior written notice and an opportunity to cure any default arising from Borrower’s failure to satisfy a payment obligation under the Loan Documents, and (b) 30 Business Days’ prior written notice and an opportunity to cure any other act or omission constituting an Event of Default under the Loan Documents. Notwithstanding anything to the contrary stated herein, Borrower shall not be entitled to any notice or opportunity to cure any of the Events of Default described in Articles 6.6, 6.7 and 6.8.

ARTICLE VIII
RIGHT OF FIRST REFUSAL

8.1.     Right of First Refusal. During the Term, if Borrower decides that it requires additional debt financing of up to $15,000,000 for additional operating capital, then Borrower shall provide Lender with written notice (the “Offer Notice”) of such debt financing requirements. Lender shall have 30 Business Days from the date of the Offer Notice to accept or reject the Offer Notice (the “Offer Period”). If Lender fails to accept or reject the Offer Notice in writing within the Offer Period, then Lender shall be deemed to have waived its right to provide such additional debt financing to Borrower. If Lender advises Borrower in writing that it desires to provide such additional debt financing, then Lender shall fund such debt financing within 7 Business Days following the written acceptance by Lender of the Offer Notice, and on Borrower’s delivery to Lender of such negotiated loan documentation substantially similar to the Loan Documents (except for changes necessary to make such documents reflect the financial terms as set forth in the Offer Notice).

ARTICLE IX
SECURITIES

    9.1    Subscription for Warrant. The Lender is purchasing the Warrant on the terms set forth in the Warrant Agreement.

9.2    Preemptive Rights. In the event that Borrower decides to offer for sale additional unregistered shares of Common Stock or securities exchangeable or exercisable for, or convertible into, shares of unregistered Common Stock either through a debt or equity offering before December 31, 2026, except for such offerings previously disclosed to Lender in writing, Borrower shall first provide written notice thereof to Lender, including the proposed terms and conditions of the offering, and Lender shall have a seven (7) Business Day first right of refusal to agree to purchase all such shares or other securities in any such offering on the same terms and conditions described in such notice. If Lender does not exercise such right of first refusal during such seven (7) Business Day period, Lender shall not be entitled to participate in such offering and Borrower shall be free to carry out such offering with any other purchaser or purchasers on substantially the same terms and conditions.

ARTICLE X
GENERAL PROVISIONS

10.1.     Modifications. The Loan Documents may be amended, changed, or modified only as may be agreed in writing by Borrower and Lender from time to time.

10.2.     Binding Effect. The Loan Documents shall be binding on the parties and their successors and assigns. The rights and benefits of any party under the Loan Documents may not be assigned without the prior written consent of the other party, which consent may be granted or withheld in such other party’s sole and absolute discretion.

10.3.     Entire Agreement. The Loan Documents embody the entire agreement of the parties relating to the Loan. There are no promises, terms, conditions, obligations, or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations, or agreements, verbal or written, between the parties relating to the Loan.

10.4.     Governing Law. The validity, meaning, enforceability, and effect of the Loan Documents and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of California. All parties acknowledge and hereby stipulate for the purpose of any future proceedings that the Loan Documents and all subsequent writings or documents relating or pertaining thereto are to be considered for all purposes, including, but not limited to, choice of law determinations, to have been executed and delivered by all parties within the actual geographic boundaries of California, even if such loan documents were, in fact, executed and delivered elsewhere.

10.5.     Incorporation by Reference. All documents, instruments, attachments, exhibits, and other writings executed with, referred to in, or attached to this Loan Agreement are incorporated by reference into this Loan Agreement and are made a part of this Loan Agreement as if fully set out herein. This Loan Agreement, before such incorporation, controls in the event of any conflict with the terms of the Loan Documents.

10.6.     Jurisdiction and Venue. Borrower consents to the venue and jurisdiction of any court, state or federal, located in the Orange County, California. Borrower agrees that any action, proceeding, or other matter arising directly or indirectly under this Loan Agreement may be brought by Lender in its sole discretion in any such court. Borrower agrees to that venue for any action, proceeding, or other matter properly placed in any such court located in Orange County, California. Borrower consents and agrees that any service of process may be made on Borrower wherever Borrower can be located or by certified mail directed to Borrower at Borrower’s address set forth in Article 10.7 (with a copy to Borrower’s counsel at the most recent notice address). This provision is permissive, not mandatory, and Lender reserves the right to bring any action, proceeding, or other matter arising directly or indirectly under this Loan Agreement against Borrower wherever either the Borrower or its properties might be found or might otherwise be subject to jurisdiction.

10.7.     Notices. Any notice under the Loan Documents shall be in writing, without implying the obligation to provide such notice. Any notice to be given or document to be delivered under the Loan Documents shall be deemed to have been duly received on (a) delivery, if delivered in person or by any expedited delivery service that provides proof of delivery; (b) electronically with confirmed receipt; or (c) the fifth Business Day after mailing, if mailed by certified mail, return receipt requested, postage prepaid, addressed to Lender or Borrower at the appropriate addresses. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:

If to Lender:
EdgeCo, LLC
Attn: Ned Abdul
3326 Aspen Grove Dr., Suite 400
Franklin, TN 37067
Email: ned@swervo.com

With Copy To:
FitzGerald Kreditor Bolduc Risbrough LLP
2 Park Plaza, Suite 850
Irvine, CA 92614
Attn: Lynne Bolduc, Esq.
Email: lbolduc@fkbrlegal.com

If to Borrower:
DZS Inc.
Attn: Charlie Vogt
5700 Tennyson Pkwy, Ste. 400
Plano, TX 75024
Email: charlie@dzsi.com

With Copy To:
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900
Dallas, TX 75201
Attn: Luke Weedon
Email: luke.weedon@bakerbotts.com

10.8.     Relationship of the Parties. Neither Lender nor Borrower shall be deemed a partner, joint venturer, agent, or related entity of the other by reason of the Loan Documents.

10.9.     Severability. If a court of competent jurisdiction finds any term or provision of this Loan Agreement, or the application thereof to any person or circumstance, to be invalid, void, or unenforceable to any extent, (a) such court may amend and/or interpret such term or provision so that it will be valid to the fullest extent possible under law; and (b) the remaining provisions of this Loan Agreement and any application thereof shall continue in full force and effect without being impaired or invalidated in any way.

10.10.     Time. Time is of the essence under this Loan Agreement.

10.11.     Usury. Borrower and Lender intend to comply with applicable usury laws. Accordingly, notwithstanding any provision in this Loan Agreement or in any other Loan Document to the contrary, neither this Loan Agreement nor any other Loan Document shall require the payment, or permit the collection, of interest in excess of the maximum amount permitted by law. If compliance with this Loan Agreement or any other Loan Document would result in a violation of applicable usury law, the amount of the payment obligation imposed by this Loan Agreement or any other Loan Document shall be reduced to the maximum amount permitted by law.

10.12.     Waivers. Lender may at any time or from time to time waive all or any rights under any of the Loan Documents, but any waiver or indulgence at any time or from time to time shall not constitute, unless specifically so expressed by Lender in writing, a future waiver by Lender of performance by Borrower.

10.13.     Counterparts. This Loan Agreement may be executed in multiple counterparts, all of which together shall constitute one instrument.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement as of the Effective Date.

    LENDER:
    EdgeCo, LLC,
    a Wyoming limited liability company

    /s/ Ned Abdul
    By: Ned Abdul
    Its: Manager

    BORROWER:
    DZS Inc.,
    a Delaware corporation

    /s/ Charlie Vogt
    By: Charlie Vogt
    Its: President and CEO

[Signature Page to Loan Agreement]